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                                                                   EXHIBIT 10.18

                            INDEMNIFICATION AGREEMENT

          THIS INDEMNIFICATION AGREEMENT (the "Agreement") made and entered into this ___ day of _________, 1998 by and between INSIGNIA/ESG HOLDINGS, INC., a Delaware corporation (the "Company"), and _________ (the "Indemnitee"):

          WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as executive officers, directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

          WHEREAS, the current difficulties or virtual impossibility of obtaining adequate insurance and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

          WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

          WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

          WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

          Section 1. Services by Indemnitee. The Indemnitee agrees to serve as a director and/or executive of the Company. Subject to other agreements, arrangements and understandings between the Indemnitee and the Company, the Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law). Notwithstanding the foregoing, this Agreement shall not impose any employment obligation upon the Company, provide Indemnitee with any right to continuance of employment, or amend, modify or alter any agreement, arrangement or understanding concerning the employment of Indemnitee. If the Indemnitee is an executive of the Company, the Indemnitee's employment is and shall continue to be at will (subject to any other agreements, arrangements or understandings between the Company and the Indemnitee).

          Section 2. Indemnification. The Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of the Indemnitee provided hereunder shall

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include but shall not be limited to those rights set forth hereunder, except to the extent expressly prohibited by applicable law.

          Section 3. Action or Proceeding Other Than an Action By or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that he is or was, either prior to or after the execution of this Agreement, a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries or is or was, either prior to or after the execution of this Agreement, serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity or by reason of anything done or not done by him, either prior to or after the execution of this Agreement, in any such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against all expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

          Section 4. Actions By or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if he is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was, either prior to or after the execution of this Agreement, a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries or is or was, either prior to or after the execution of this Agreement, serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity by reason of anything done or not done by him, either prior to or after the execution of this Agreement, in any such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) and costs actually and reasonably incurred by him in connection with such action or suit (including, but not limited to, the investigation, defense, settlement or appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses and costs as such court shall deem proper.

          Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement and in addition to the rights to

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indemnification set forth in Sections 3 and 4 hereof, to the extent that the
Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 3 and 4 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          Section 6. Partial Indemnification. In addition to the rights to indemnification set forth in Sections 3 and 4 hereof, if the Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or 4 hereof, and as a result is not entitled under Section 3, 4 or 5 hereof to indemnification by the Company for the total amount of the expenses (including attorneys' fees), costs, judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify the Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent that the Indemnitee has been partially successful.

          Section 7. Determination of Entitlement to Indemnification. (a) Upon written request by the Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) by a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum; or (iii) if such a quorum referred to in clause (i) is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (iv) by the stockholders. Independent Counsel shall be selected by the Disinterested Directors and approved by the Indemnitee. Upon failure of the Board so to select Independent Counsel or upon failure of the Indemnitee so to approve Independent Counsel, Independent Counsel shall be selected by a Chancellor of the State of Delaware or such other person as such Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee. Any costs or expenses (including attorneys' fees) incurred by the Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless from such costs and expenses irrespective of the outcome of the determination of the Indemnitee's entitlement to indemnification.

          (b) Notwithstanding any other provision of this Agreement to the contrary, if there is a Change in Control of the Company (as defined below), other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising

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concerning the rights of Indemnitee to indemnity payments and advances of expenses under this Agreement or any other agreement, the Company's Certificate of Incorporation or the Company's by-laws relating to claims for indemnification, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and, to the extent permitted by applicable law, may fully indemnify such Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

          Section 8. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee's request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in
Section 7 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, except as otherwise expressly prohibited by applicable law, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

          Section 9. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by the Indemnitee (including attorneys' fees, retainers and advances of disbursements required of the Indemnitee) shall be paid by the Company upon incurrence, in advance of the final disposition of such action, suit or proceeding, at the request of the Indemnitee within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee's entitlement to such expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith. The Indemnitee hereby undertakes to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such expenses and costs


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by the Company as provided by this Agreement or otherwise.

          Section 10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8, or if expenses are not advanced pursuant to
Section 9, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of his entitlement to such indemnification or advance. Alternatively, the Indemnitee at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award, if determined by the arbitrator to be merited, to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or Section 8 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys' fees) and costs actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

          Section 11. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorney's fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of the by-laws, Certificate of Incorporation, vote of stockholders or disinterested directors, provision of law, other agreement or otherwise.

          Section 12. Attorneys' Fees and Other Expenses to Enforce Agreement and Other Matters. (a) In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys' fees and disbursements reasonably incurred by him.

          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, partners, venturers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust,

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employee benefit plan or other enterprise which person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, partner, venturer, employee or agent under the policy or policies.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure the rights, including execution of documentation necessary to enable the Company to bring suit to enforce these rights.

          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, arrangement, understanding or otherwise.

          Section 13. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Sections 3 and 4 of this Agreement; or (b) the final termination of all pending or threatened actions, suits proceedings or investigations commenced prior to or during such 10-year period with respect to the Indemnitee. Notwithstanding the foregoing, this Agreement shall terminate and the Indemnitee shall have no further rights under this Agreement, including but not limited to any rights to indemnification or advancement of expenses, upon the commencement, directly or indirectly, by or on behalf of the Indemnitee, of any suit or proceeding against the Company other than (i) a suit or proceeding seeking a final adjudication of the Indemnitee's right to indemnification under Section 10 of this Agreement or
(ii) a suit or proceeding seeking indemnification or contribution from the Company where the Company is or may be liable for all or part of a claim against the Indemnitee or (iii) a class action where the Indemnitee is not a class representative. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee's spouse, assigns, heirs, devises, estate, executors, administrators or other legal representatives, and the Company's successors and assigns.

          Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          Section 15. Identical Counterparts. This Agreement may be executed in one or

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more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          Section 16. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.


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          Section 17. Definitions. For purposes of this Agreement:

                    (a) Change in Control." A Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13 (d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (x) unless otherwise determined by the Board of Directors of the Company or a duly authorized committee thereof, Andrew L. Farkas, his associates or affiliates, or any group of which he is a member (within the meaning of such terms under the Exchange Act and rules thereunder), or (y), a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all the Company's assets.

                    (b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by the Indemnitee.

                    (c) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Agreement.

                    (d) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.


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          Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          Section 19. Notice by the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

          Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand, on the date of delivery, (ii) if sent by a nationally recognized overnight courier, on the second business day after the date on which it was sent, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed. Such notices, requests, demands and other communications will be sent to the address indicated below:

          (a) If to the Indemnitee, to:



          (b) If to the Company to:

                Secretary
                Insignia/ESG Holdings, Inc.
                200 Park Avenue
                New York, New York  10166


or to such other address as may have been furnished to the Indemnitee by the Company or to the Company the Indemnitee, as the case may be.

          Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, in that giving effect to the conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                   INSIGNIA/ESG HOLDINGS, INC.



                                                   By:
                                                      --------------------------


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                                                           Adam B. Gilbert
                                                              Secretary


                                                      --------------------------

                                                              Indemnitee
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                 SCHEDULE TO FORM OF INDEMNIFICATION AGREEMENT

             Directors and Officers of Insignia/ESG, Holdings, Inc.

                                Andrew L. Farkas
                               Robert J. Denison
                                Robin L. Farkas
                              Andrew J.M. Huntley
                                 Robert G. Koen
                               Stephen B. Siegel
                               H. Strauss Zelnick
                                 James A. Aston
                               Frank M. Garrison
                                Adam B. Gilbert
                                Edward S. Gordon
                                 Ronald Uretta